EXHIBIT 4.16

IRREVOCABLE LETTER OF INSTRUCTIONS TO TRANSFER AGENT

Date: June 6, 2014

To the transfer agent of Cabinet Grow, Inc.

Re: Instructions to Reserve and Transfer Shares

Ladies and Gentlemen:

Reference is made to that certain Secured Convertible Promissory Note dated as of June 6, 2014 (as the same may be amended or exchanged from time to time, the “Note”), made by Cabinet Grow, Inc., a Nevada corporation (the “Company”), pursuant to which the Company agreed to pay to Chicago Venture Partners, L.P., a Utah limited partnership, its successors and/or assigns (the “Holder”), the aggregate sum of $1,657,500.00, plus interest, fees, and collection costs. The Note was issued pursuant to that certain Securities Purchase Agreement dated June 6, 2014, by and between the Company and the Holder (the “Purchase Agreement” and together with the Note, the Warrant (as defined below), and all other documents entered into in conjunction therewith, including any amendments hereto, the “Loan Documents”). Pursuant to the terms of the Note, the Note may be converted into shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”) (the shares of Common Stock issuable upon any conversion or otherwise under the Note, the “Conversion Shares”).

Reference is also made to that certain Warrant to Purchase Shares of Common Stock dated June 6, 2014 (as the same may be amended or exchanged from time to time, the “Warrant”), issued by the Company in connection with the Purchase Agreement, pursuant to which the Holder may purchase shares of Common Stock. All shares of Common Stock that may be purchased under the Warrant or that the Company is otherwise required to issue to the Holder or its broker upon any exercise of the Warrant are hereinafter referred to as the “Warrant Shares”. The Conversion Shares, together with the Warrant Shares, are hereinafter referred to as the “Shares”.

Pursuant to the terms of the Purchase Agreement, until all of the Company’s obligations under the Purchase Agreement and the Note are paid and performed in full and the Warrant is exercised in full (or otherwise expired), the Company has agreed to at all times establish a reserve of shares of authorized but unissued Common Stock equal to the amount calculated as follows (such calculated amount is referred to herein as the “Share Reserve”): (i) three times the higher of (1) the Outstanding Balance (as defined in and determined pursuant to the Note, but only with respect to Conversion Eligible Tranches (as defined in the Note)) divided by the Conversion Price (as defined in and determined pursuant to the Note), and (2) the Outstanding Balance divided by the Market Price (as defined in and determined pursuant to the Note), plus (ii) three times the number of Delivery Shares (as defined in and determined pursuant to the Warrant) that would be required to be delivered to the Holder in order to effect a complete exercise of the Warrant pursuant to the terms thereof.

This irrevocable letter of instructions (this “Letter”) shall serve as the authorization and direction of the Company to VStock Transfer, LLC, or its successors, as the Company’s transfer agent (hereinafter, “you” or “your”), to reserve shares of Common Stock and to issue (or where relevant, to reissue in the name of Holder) shares of Common Stock to the Holder or its broker, upon conversion of the Note or exercise of the Warrant, as follows:

1.  From and after the date hereof and until all of the Company’s obligations under the Purchase Agreement and the Note are paid and performed in full and the Warrant is exercised in full (or otherwise expired), (a) you shall establish a reserve of shares of authorized but unissued Common Stock in an amount not less than 10,000,000 shares (the “Transfer Agent Reserve”), (b) you shall maintain and hold the Transfer Agent Reserve for the exclusive benefit of the Holder, (c) you shall issue the shares of Common Stock held in the Transfer Agent Reserve to the Holder or its broker only (subject to the immediately following clause (d)), (d) when you issue shares of Common Stock to the Holder or its broker under the Note or Warrant pursuant to the other instructions in this Letter, you shall not issue any such shares from the Transfer Agent Reserve, unless the Holder delivers to you written pre-approval of such issuance, (e) you shall not reduce the Transfer Agent Reserve under any circumstances, unless the Holder delivers to you written pre-approval of such reduction, and (f) you shall immediately add shares of Common Stock to the Transfer Agent Reserve in increments of 1,000,000 shares as and when requested by the Company or the Holder in writing from time to time, provided that such incremental increases do not cause the Transfer Agent Reserve to exceed the Share Reserve.

2.  You shall issue the Conversion Shares to the Holder or its broker in accordance with Paragraph 4 upon a conversion of all or any portion of the Note, upon delivery to you of (a) a duly executed Lender Conversion Notice substantially in the form attached hereto as Exhibit A (a “Lender Conversion Notice”), a duly executed Installment Notice substantially in the form attached hereto as Exhibit B (an “Installment Notice”), and/or a True-Up Notice substantially in the form attached hereto as Exhibit C (a “True-Up Notice”, and together with a Lender Conversion Notice and an Installment Notice, a “Conversion Notice”), and (b) either (i) written confirmation from the Holder that the Conversion Shares are registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), or (ii) a legal opinion from either the Holder’s or the Company’s counsel that the issuance of the Conversion Shares to the Holder is exempt from registration under the 1933 Act or otherwise as to the free transferability of the Conversion Shares, dated within ninety (90) days from the date of conversion; provided, however, that (assuming the Conversion Shares are not registered for resale under the 1933 Act) unless such opinion of counsel indicates that, pursuant to Rule 144 promulgated under the 1933 Act (“Rule 144”) or any other available exemption under the 1933 Act, certificates may be issued or delivered without restrictive legend in accordance with the applicable securities laws of the United States, then any certificates for such Conversion Shares shall bear the following restrictive legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

Please note that a share issuance resolution is not required for each conversion since this Letter and the Loan Documents have been approved by resolution of the Company’s board of directors (the “Board Resolution”). Pursuant to the Board Resolution, all of the Conversion Shares are authorized to be issued to the Holder. For the avoidance of doubt, this Letter is your authorization and instruction by the Company to issue the Conversion Shares pursuant to this Letter without any further authorization or direction from the Company. You shall rely exclusively on the instructions in this Letter and shall have no liability for relying on any Conversion Notice provided by the Holder. Any Conversion Notice delivered hereunder shall constitute an irrevocable instruction to you to process such notice or notices in accordance with the terms thereof, without any further direction or inquiry. Such notice or notices may be transmitted to you by fax, email, or any commercially reasonable method.

3.  You shall issue the Warrant Shares to Holder or its broker in accordance with Paragraph 4 upon exercise of all or any portion of the Warrant, upon delivery to you of (a) a duly executed Notice of Exercise substantially in the form attached hereto as Exhibit D (the “Notice of Exercise”), and (b) either (i) written confirmation from the Holder that the Warrant Shares are registered pursuant to an effective registration statement under the 1933 Act, or (ii) a legal opinion from either the Holder’s or the Company’s counsel that the issuance of the Warrant Shares to the Holder is exempt from registration under the 1933 Act or otherwise as to the free transferability of the Warrant Shares, dated within ninety (90) days from the exercise date; provided, however, that (assuming the Warrant Shares are not registered for resale under the 1933 Act) unless such opinion of counsel indicates that, pursuant to Rule 144 or any other available exemption under the 1933 Act, certificates may be issued or delivered without restrictive legend in accordance with the applicable securities laws of the United States, then any certificates for such Warrant Shares shall bear the following restrictive legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

No separate share issuance resolution from the Company is required with respect to each exercise of the Warrant and issuance of Warrant Shares. You shall rely exclusively on the instructions in this Letter and shall have no liability for relying on any Notice of Exercise provided by Holder. Any Notice of Exercise delivered hereunder shall constitute irrevocable instructions to you to process such notice or notices in accordance with the terms thereof, without any further direction or inquiry. Such notice or notices may be transmitted to you by fax, email, or any commercially reasonable method.

4.  Upon your receipt of a Conversion Notice or Notice of Exercise pursuant to Paragraph 2 and/or Paragraph 3 above, you shall, within three (3) Trading Days (as defined below) thereafter, (a) if you are eligible to participate in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, and the Common Stock is eligible to be transferred electronically with DTC through the Deposit Withdrawal at Custodian system (“DWAC Eligible”), credit such aggregate number of DWAC Eligible shares of the Common Stock to the Holder’s or its designee’s balance account with DTC, provided the Holder identifies its bank or broker (by providing its name and DTC participant number) and causes its bank or broker to initiate such DWAC Eligible transaction, or (b) if the Common Stock is not then DWAC Eligible, issue and deliver to the Holder or its broker (as specified in the applicable Conversion Notice or Notice of Exercise), via reputable overnight courier, to the address specified in the Conversion Notice or the Notice of Exercise, as the case may be, a certificate, registered in the name of the Holder or its designee, representing such aggregate number of shares of Common Stock as have been requested by the Holder to be transferred in the Conversion Notice or the Notice of Exercise, as applicable. For purposes hereof, “Trading Day” shall mean any day on which the New York Stock Exchange is open for customary trading. Notwithstanding any other provision hereof, the Company and the Holder understand that you shall not be required to perform any issuance or transfer of Shares if (y) such an issuance or transfer of Shares is in violation of any state or federal securities laws or regulations, or (z) the issuance or transfer of Shares is prohibited or stopped as required or directed by a court order. Additionally, the Company and the Holder understand that you shall not be required to perform any issuance or transfer of Shares if the Company is in default of its payment obligations under its agreement with you; provided, however, that in such case the Holder shall have the right to pay the applicable issuance or transfer fee on behalf of the Company and upon payment of the issuance or transfer fee by the Holder, you shall be obligated to make the requested issuance or transfer.

5.  You understand that a delay in the delivery of Shares hereunder could result in economic loss to the Holder and that time is of the essence in your processing of each Conversion Notice and Notice of Exercise.

6.  To the extent the applicable Shares being issued or reissued will be certificated, the certificates representing the Shares to be issued or reissued pursuant to Paragraph 2 or Paragraph 3 above shall (a) be in the name of the Holder, (b) not bear any legend restricting transfer, (c) not be subject to any stop-transfer restrictions, and (d) shall otherwise be freely transferable on the books and records of the Company, if:

6.1.  the Conversion Notice or Notice of Exercise, as applicable, is accompanied by the opinion of counsel described in Paragraph 2 or Paragraph 3 opining that, pursuant to Rule 144 or any other available exemption under the 1933 Act, the certificates may be issued or delivered without restrictive legend in accordance with the applicable securities laws of the United States;

6.2.  the Conversion Notice or Notice of Exercise, as applicable, is accompanied by a shareholder representation letter providing that (a) the date on which the Conversion Notice or Notice of Exercise is submitted to you is (i) more than twelve (12) months following the date the Note or Warrant was issued or (ii) more than six (6) months (but not more than twelve (12) months) following the date the Note or Warrant was issued, and (b) the holder is not an “affiliate”, as defined in Rule 144 (a)(i) under the 1933 Act, of the Company; and

6.3.  only to the extent Paragraph 6.2(a)(ii) immediately above is applicable, the Company is subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and is current in its reporting obligations thereunder.

7.  You are hereby authorized and directed to promptly disclose to the Holder, after Holder’s request from time to time, the total number of shares of Common Stock issued and outstanding and the total number of shares that are authorized but unissued and unreserved.

8.  The Company hereby confirms to you and to the Holder that no instruction other than as contemplated herein (including instructions to increase the Transfer Agent Reserve as necessary pursuant to Paragraph 1(f) above) will be given to you by the Company with respect to the matters referenced herein. The Company hereby authorizes you, and you shall be obligated, to disregard any contrary instruction received by or on behalf of the Company or any other person purporting to represent the Company.

9.  The Company hereby agrees not to change its transfer agent (including without limitation VStock Transfer, LLC) without first (i) providing the Holder with at least 30-days’ written notice of such proposed change, and (ii) obtaining the Holder’s written consent to such proposed change. Any such consent is conditioned upon the new transfer agent executing an irrevocable letter of instructions substantially similar to this Letter so that such transfer agent is bound by the same terms set forth herein. You agree not to help facilitate any change to the Company’s transfer agent without first receiving such written consent to such change from the Holder.

10.  The Company acknowledges that the Holder is relying on the representations and covenants made by the Company in this Letter and that the representations and covenants contained in this Letter constitute a material inducement to the Holder to make the loan evidenced by the Note. The Company further acknowledges that without such representations and covenants of the Company, the Holder would not have made the loan to the Company evidenced by the Note.

11.  The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith.

12.  The Holder is an intended third-party beneficiary of this Letter. The parties hereto specifically acknowledge and agree that in the event of a breach or threatened breach by a party hereto of any provision hereof, the Holder will be irreparably damaged, and that damages at law would be an inadequate remedy if this Letter were not specifically enforced. Therefore, in the event of a breach or threatened breach of this Letter, the Holder shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for a specific performance of the provisions of this Letter.

13.  This Letter shall be fully binding and enforceable against the Company even if it is not signed by the Company’s transfer agent. If the Company takes (or fails to take) any action contrary to this Letter, then such action or inaction will constitute a default under the Loan Documents. Although no additional direction is required by the Company, any refusal by the Company to immediately confirm this Letter and the instructions contemplated herein to the Company’s transfer agent will constitute a default under the Loan Documents.

14.  Whenever possible, each provision of this Letter shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Letter shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Letter or the validity or enforceability of this Letter in any other jurisdiction.

15.  By signing below, each individual executing this Letter on behalf of an entity represents and warrants that he or she has authority to so execute this Letter on behalf of such entity and thereby bind such entity to the terms and conditions hereof.

16.  This Letter is governed by Utah law. By signing below, each party to this Letter represents and warrants that such party has received good and valuable consideration in exchange for executing this Letter.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

Cabinet Grow, Inc.

By: /s/ Barry Hollander

Name: Barry Hollander

Title: CFO

ACKNOWLEDGED AND AGREED:

HOLDER:

Chicago Venture Partners, L.P.

By: Chicago Ventures Management, LLC, its General Partner

By: CVM, Inc., its Manager

By: /s/ John M. Fife

John M. Fife, President

TRANSFER AGENT:

VSTOCK TRANSFER, LLC

By: /s/ Yoel Goldfeder

Name: Yoel Goldfeder

Title: CEO

Attachments:

Exhibit A – Form of Lender Conversion Notice

Exhibit B – Form of Installment Notice

Exhibit C – Form of True-Up Notice

Exhibit D – Form of Notice of Exercise

EXHIBIT A

FORM OF CONVERSION NOTICE

[attached]

EXHIBIT B

FORM OF INSTALLMENT NOTICE

[attached]

EXHIBIT C

FORM OF TRUE-UP NOTICE

[attached]

EXHIBIT D

FORM OF NOTICE OF EXERCISE

[attached]